Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report and in the definitions within the exhibits to this Current Report. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Introduction

The following unaudited pro forma condensed combined financial statements and accompanying notes are provided to aid you in your analysis of the financial aspects of the Transactions and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.”

The unaudited pro forma condensed combined financial statements have been prepared based on MURF’s historical financial statements and Conduit’s historical financial statements as adjusted to give effect to the Transactions and Material Events. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Transactions and Material Events as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Conduit’s financial condition or results of operations would have been had the Transactions and Material Events occurred on the dates indicated. Further, the pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of New Conduit. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of MURF as of and for the year ended December 31, 2022, and the historical unaudited financial statements of MURF as of and for the six months ended June 30, 2023, and the related notes included elsewhere in this Current Report;

●	the historical audited financial statements of Conduit as of and for the year ended December 31, 2022, and the historical unaudited financial statements of Conduit as of and for the six months ended June 30, 2023, and the related notes included elsewhere in this Current Report; and

●	the sections entitled “MURF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Conduit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to each of MURF and Conduit included elsewhere in this Current Report.

Description of the Business Combination

On November 8, 2022, Murphy Canyon Acquisition Corp., a Delaware corporation, Conduit Pharmaceuticals Limited, a Cayman Islands exempt company, and Conduit Merger Sub, Inc., a Cayman Islands exempt company and wholly-owned subsidiary of MURF (“Merger Sub”), entered into the Merger Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the transactions contemplated thereby. Pursuant to the Merger Agreement, Merger Sub was merged with and into Conduit with Conduit surviving the merger (the “Merger”). As a result of the Merger, which was completed on September 22, 2023, Conduit became a wholly-owned subsidiary of MURF, with the shareholders of Conduit becoming stockholders of MURF.

1

As a result of the Merger, all of the issued and outstanding MURF Class A common stock (including the MURF Class B common stock that was automatically converted on a one-for-one basis into MURF Class A common stock upon the consummation of the Business Combination) was converted into one class of New Conduit common stock and each issued and outstanding warrant to purchase a share of MURF Class A common stock became exercisable for one share of New Conduit common stock.

Pursuant to the terms of the Merger Agreement, the aggregate number of shares of New Conduit common stock that were delivered as consideration in the Merger was capped at 65,000,000 shares, which included the consideration to be delivered to holders of the Conduit convertible notes on an as converted basis. Accordingly, in the Merger, each holder of Conduit convertible notes, on an as-converted basis, and each holder of Conduit ordinary shares was entitled to receive such holder’s pro rata portion of the 65,000,000 shares of New Conduit common stock delivered as merger consideration upon the completion of the Business Combination. Please see “Exchange of Conduit Shares for Shares of New Conduit” below.

For additional information about the Business Combination, please see the section entitled “The Merger Agreement” in this Current Report.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Conduit has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, was derived from the unaudited historical balance sheet of MURF as of June 30, 2023, and the unaudited historical balance sheet of Conduit as of June 30, 2023 and gives effect to the Transactions and Material Events as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statement of operations of MURF for the year ended December 31, 2022, and the historical statement of operations of Conduit for the year ended December 31, 2022, and gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, combines the historical statement of operations of MURF for the six months ended June 30, 2023, and the historical statement of operations of Conduit for the six months ended June 30, 2023, and gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transactions and Material Events are based on certain currently available information and certain assumptions and methodologies that each of MURF and Conduit believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of MURF and Conduit believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions and Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. MURF and Conduit have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 2,129,662 out of the total 2,187,728 shares of MURF common stock subject to redemption, for an aggregate redemption price of $23.1 million out the Trust Account. No other shares of MURF common stock were subject to redemption.

Included in the shares outstanding and weighted-average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of New Conduit common stock issued to legacy Conduit shareholders on the closing date of the Business Combination, the shares of New Conduit common stock that were held by existing MURF investors, and the shares of New Conduit common stock issued in respect of the PIPE Shares.

Upon closing of the Business Combination, shares of New Conduit common stock outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Acrual Redemptions
	Number of Shares Owned	% Ownership
(Shares in thousands)
Conduit shareholders(2)	65,000	89.7%
Private Placement Investors(2)	2,000	2.8%
MURF Public stockholders	58	0.1%
MURF Directors(1)	45	0.1%
MURF Sponsor(1)	4,015	5.5%
A.G.P.	1,300	1.8%
Total(3)	72,418	100.0%

1)	In connection with the Business Combination, 3,306,250 shares of MURF Class B common stock held by the Sponsor were converted into 3,306,250 shares of MURF Class A common stock. The 4,015,250 shares of New Conduit common stock held by the MURF Sponsor (as reflected in the table above) result from the MURF Sponsor exchanging the 3,306,250 shares of MURF Class A common stock for 3,306,250 shares of New Conduit common stock upon the closing of the Business Combination and from the MURF Sponsor exchanging an additional 709,000 shares of MURF Class A common stock that it held (prior to the closing of the Business Combination) for 709,000 shares of New Conduit common stock upon the closing of the Business Combination. The 709,000 shares taking part in the above-mentioned exchange were originally issued to the MURF Sponsor as part of the Private Placement and the 3,306,250 shares taking part in the above-mentioned exchange were originally issued to the MURF Sponsor prior to MURF’s initial public offering. The 45,000 shares of New Conduit common stock that are held by MURF Directors result from the MURF Sponsor transferring (in connection with the completion of the Business Combination) to the MURF Directors 45,000 shares of MURF Class A common stock. The 45,000 shares of MURF Class A common stock were exchanged for 45,000 shares of New Conduit common stock upon the closing of the Business Combination.

2)	In connection with the Business Combination, 2,000 Conduit ordinary shares were exchanged for 64,626,430 shares of New Conduit common stock and Conduit convertible notes were redeemed for 373,570 shares of New Conduit common stock (refer to the Exchange of Conduit Shares for Shares of New Conduit section below for details). The remaining 2,000,000 shares were issued in connection with the PIPE Financing.

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3)	Note that the shares as presented above do not include any shares related to a member of management of New Conduit who will be granted restricted stock units (“RSUs”) in an amount equal to 0.10% of the shares of common stock of New Conduit outstanding as of the closing of the Business Combination. No shares related to this grant were included because the RSUs have not yet been grated and the RSUs vest in equal annual installments on the first three anniversaries of the closing of the Business Combination.

Material Events and Background Relevant to Material Events

On July 6, 2023 and August 7, 2023, the Company deposited into the Trust Account $78 thousand and $78 thousand, respectively, to extend the period of time to consummate a business combination each month.

On August 23, 2023, September 5, 2023 and September 12, 2023, the MURF Sponsor advanced an additional $0.2 million, $55 thousand and $45 thousand, respectively to MURF under the promissory note originally issued on March 7, 2023. Borrowing on the promissory note totals $1.0 million, which was repaid in full at closing.

On September 22, 2023, St George Street Capital (“SGSC”) repaid to Conduit the $0.6 million loan balance due under the loan agreement dated August 20, 2022. The loan repayment occurred outside of the closing of the Business Combination.

Exchange of Conduit Shares for Shares of New Conduit

Based on 2,000 Conduit ordinary shares outstanding immediately prior to the closing of the Business Combination, the Exchange Ratio determined in accordance with the terms of the Merger Agreement is approximately 32,313.2150. New Conduit issued 65,000,000 shares of New Conduit common stock to legacy Conduit shareholders (including holders of Conduit’s convertible notes) in the Business Combination, determined as follows:

Conduit shares outstanding as of immediately prior to the Closing
Ordinary shares, par value £0.0001 per share	2,000
Exchange Ratio	32,313.2150
Estimated shares of New Conduit common stock issued to Conduit shareholders upon Closing(1)	64,626,430

1)	In addition to the shares issued to legacy Conduit shareholders noted above, an additional 373,570 shares of New Conduit common stock will be issued to Conduit convertible note holders, resulting in a total of 65,000,000 shares of New Conduit common stock issued to Conduit shareholders and holders of Conduit convertible notes at the completion of the Business Combination. The 373,570 shares resulting from the redemption of the convertible notes was calculated by taking the principal of the convertible notes payable outstanding in British Pounds Sterling (“GBP”) of £2.4 million and applying the GBP-to-United States Dollars (“USD”) exchange rate as of closing on September 22, 2023 to convert the principal to approximately $3.0 million USD. The Conversion Price is equal to the $10.00 price per share per the PIPE Financing discounted by 20% for the Change of Control ($10.00 * 20% discount = $8.00). The 373,570 shares resulting from the redemption of the convertible notes payable was calculated by taking the approximately $3.0 million outstanding principal and dividing this amount by $8.00.

Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MURF will be treated as the acquired company for accounting purposes, whereas Conduit will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Conduit issuing shares for the net assets of MURF, accompanied by a recapitalization. The net assets of Conduit will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Conduit. Conduit has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	Legacy Conduit shareholders will have a majority of the voting interest in New Conduit;

●	The largest single shareholder of New Conduit will be a legacy shareholder of Conduit;

●	Conduit will designate a majority of the governing body of New Conduit;

●	An individual from Conduit will be designated as the chairman of the governing body of New Conduit and the Chief Executive Officer of New Conduit; and

●	Conduit’s operations will comprise the ongoing operations of New Conduit.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in thousands)

			Transaction Accounting Adjustments
	MURF Historical	Conduit Historical	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$278	$-	$(156)	a	$(4,629)	d	$4,339
	-	-	250	b	23,496	o	-
	-	-	578	c	20,000	f	-
	-	-	-		(11,389)	k	-
	-	-	-		(23,089)	g	-
	-	-	-		(1,000)	n	-
Prepaid expenses - current	77	-	-		-		77
Total current assets	355	-	672		$3,389		4,416
Non-current assets:
Investments held in Trust Account	23,340	-	156	a	(23,496)	o	-
Intangible assets - research and development	-	5	-		-		5
Total non-current assets	23,340	5	156		(23,496)		5
Total assets	$23,695	$5	$828		$(20,107)		$4,421
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses and other current liabilities	$24	$-	$-		$-		$24
Accrued professional fees	-	3,681	-		(1,903)	k	1,778
Accrued payroll and other current liabilities	-	51	-		-		51
Option liability	-	2,624	-		-		2,624
Accrued excise tax	1,141	-	-		(1,141)	m	-
Income taxes payable	112	-	-		-		112
Note payable - Sponsor	750	-	250	b	(1,000)	n	-
Total current liabilities	2,028	6,356	250		(4,044)		4,589
Non-current liabilities:
Convertible notes payable, carried at fair value	-	3,740	-		(3,211)	h	-
	-	-	-		(529)	j	-
Liability related to the sale of future revenue	-	4,288	-		-		4,288
Convertible promissory note payable	-	845	-		-		845
Notes payable	-	184	-		-		184
Derivative warrant liability	-	-	-		100	f	100
Deferred commission payable	4,629	-	-		(4,629)	d	5,738
	-	-	-		5,738	k	-
Total non-current liabilities	4,629	9,057	-		(2,531)		11,155

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in thousands)

			Transaction Accounting Adjustments
	MURF Historical	Conduit Historical	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Common stock subject to possible redemption at redemption value (2,187,728 shares)	23,109	-	-		(23,089)	g	20
Stockholders’ equity/(deficit):
Conduit ordinary shares	-	-	-		-	h	-
MURF Class A common stock	-	-	-		-	e	-
	-	-	-		-	l	-
MURF Class B common stock	-	-	-		-	e	-
New Conduit common stock	-	-	-		-	f	7
	-	-	-		-	j	-
	-	-	-		6	i	-
	-	-	-		-	l	-
	-	-	-		-	k
Additional paid-in capital	-	-	-		19,740	f	5,111
	-	-	-		3,075	h	-
	-	-	-		(6,077)	i	-
	-	-	-		(12,288)	k	-
	-	-	-		661	j	-
Accumulated deficit	(6,071)	(15,437)	578	c	136	h	(16,490)
	-	-	-		6,071	i	-
	-	-	-		(2,936)	k	-
	-	-	-		(132)	j	-
	-	-	-		160	f	-
	-	-	-		1,141	m	-
Accumluated other comprehensive income	-	29	-		-		29
Total stockholders’ equity (deficit):	(6,071)	(15,408)	578		9,557		(11,343)
Total liabilities and stockholders’ equity (deficit)	$23,695	$5	$828		$(20,107)		$4,421

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share amounts)

(In thousands, except per share and weighted-average share data)	MURF Historical	Conduit Historical	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations
Operating expenses (income):
Research and devlopment expenses	$-	$37	$-	$37
General and administrative expenses	111	3,049	2,936	b	6,329
-	-	233	e	-
Administration fee - related party	1,093	-	-	1,093
Funding expenses	-	74	-	74
Total operating expenses (income)	1,204	3,160	3,169	7,533
Income (loss) from operations	(1,204)	(3,160)	(3,169)	(7,533)
Other income (expense):
Loss on extinguishment of debt	-	-	4	c	4
Interest income - Investments held in Trust Account	1,976	-	(1,976)	a	-
Other income (expense), net	-	(1,727)	120	d	(1,607)
Total other income (expense), net	1,976	(1,727)	(1,852)	(1,603)
Income (loss) before taxes	772	(4,887)	(5,021)	(9,136)
Income tax expense	(375)	-	-	(375)
Net income (loss)	$397	$(4,887)	$(5,021)	$(9,511)

Basic and diluted net loss per share, Conduit ordinary shares	$(2,444)
Basic and diluted weighted average shares outstanding, Conduit ordinary shares	2,000
Basic and diluted earnings attributable to MURF Class A common stock	$316
Basic and diluted weighted average shares outstanding, MURF Class A common stock	12,558,058
Basic and diluted earnings per share attributable to MURF Class A common stock	$0.03
Basic and diluted earnings attributable to MURF Class B common stock	$83
Basic and diluted weighted average shares outstanding, MURF Class B common stock	3,306,250
Basic and diluted earnings per share attributable to MURF Class B common stock	$0.03
Basic and diluted net loss per share attributable to New Conduit common stock	$(0.13)
Basic and diluted weighted average shares outstanding attributable to New Conduit common stock	72,418,316	f

See accompanying notes to the unaudited pro forma condensed combined financial information

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share amounts)

(In thousands, except per share and weighted-average share data)	MURF Historical	Conduit Historical	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations
Operating expenses (income):
General and administrative expenses	$854	$3,725	$117	e	$4,696
Administration fee - related party	60	-	-	60
Total operating expenses (income)	914	3,725	117	4,756
Income (loss) from operations	(914)	(3,725)	(117)	(4,756)
Other income (expense):
Interest income - Investments held in Trust Account	940	-	(940)	a	-
Other expense, net	-	(948)	40	d	(908)
Total other income (expense), net	940	(948)	(900)	(908)
Income (loss) before taxes	26	(4,673)	(1,017)	(5,664)
Income tax expense	(249)	-	-	(249)
Net income (loss)	$(223)	$(4,673)	$(1,017)	$(5,913)

Basic and diluted net loss per share, Conduit ordinary shares	$(2,337)
Basic and diluted weighted average shares outstanding, Conduit ordinary shares	2,000
Basic and diluted earnings attributable to MURF Class A common stock	$(127)
Basic and diluted weighted average shares outstanding, MURF Class A common stock	4,344,254
Basic and diluted earnings per share attributable to MURF Class A common stock	$(0.03)
Basic and diluted earnings attributable to MURF Class B common stock	$(97)
Basic and diluted weighted average shares outstanding, MURF Class B common stock	3,306,250
Basic and diluted earnings per share attributable to MURF Class B common stock	$(0.03)
Basic and diluted net loss per share attributable to New Conduit common stock	$(0.08)
Basic and diluted weighted average shares outstanding attributable to New Conduit common stock	72,441,789	f

See accompanying notes to the unaudited pro forma condensed combined financial information

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Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Material Events:

a)	To reflect the MURF deposit of $78 thousand and $78 thousand into the Trust Account on July 6, 2023, and August 7, 2023, respectively.

b)	To reflect the MURF Sponsor advancing an additional $0.2 million, $55 thousand and $45 thousand to MURF on August 23, 2023, September 5, 2023 and September 12, 2023, respectively under the promissory note originally issued on March 7, 2023.

c)	To reflect repayment received by Conduit on the loan to SGSC of $0.6 million on September 22, 2023 under the loan agreement dated August 20, 2022. The loan repayment occurred outside of the closing of the Business Combination.

Pro Forma Other Transaction Accounting Adjustments:

d)	To reflect the payment of $4.6 million in deferred underwriting fees incurred in connection with MURF’s initial public offering.

e)	To reflect the conversion of 3,306,250 shares of MURF Class B common stock to MURF Class A common stock.

f)	To reflect the issuance of an aggregate of 2,000,000 shares of New Conduit common stock to the investor in the PIPE Financing at a price of $10.00 per share, for an aggregate purchase price of $20.0 million. The adjustment reflects the recording of a derivative warrant liability of $0.1 million for the warrant to purchase up to 2,000,000 shares of New Conduit issued to the investor in the PIPE Financing. The warrant is classified as a derivative liability because it does not meet the criteria in ASC 815-40 to be considered indexed to the entity’s own stock as the warrant could be settled for an amount that is not equal to the difference between the fair value of a fixed number of the entity’s shares and a fixed monetary amount. In addition, the adjustment reflects a reduction to accumulated deficit of $0.2 million. The reduction to accumulated deficit is due to remeasurement of the derivative warrant liability for the unaudited pro forma condensed combined statement of operations as if the Transactions had occurred and the warrant was issued on January 1, 2022. The derivative warrant liability was measured based on the quoted market price for MURF’s publicly traded warrants, which, for valuation purposes, have materially similar terms as the warrant issued to the Private Placement Investor. The adjustment also increases additional paid-in capital by approximately $19.7 million and increases New Conduit common stock by an immaterial dollar amount (2,000,000 shares multiplied by par value of $0.0001 is less than $1 thousand).

Certain terms of the warrant issued to the Private Placement Investor include the following1:

●	Exercise price of $11.50;
●	Exercisable from 30 days after completion of the Business Combination through 5 years after the completion of the Business Combination;

1 Capitalized terms in the bullet points below are defined in the warrant. For all of the terms of the warrant, refer to the form of warrant, which is attached as Exhibit 10.13 to this Current Report.

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●	Within 30 days of the occurrence of a Fundamental Transaction that is within the control of New Conduit, the holder of the warrant can exercise and as compensation for exercise receive a cash payment equal to the Black Scholes Value. The inputs to the Black Scholes Value are as follows:

○	Risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date;
○	An expected volatility equal to the greater of 100% and the 100-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction;
○	The underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 3(d) of the warrant agreement;
○	A remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date;
○	Zero cost of borrow.

Since the volatility input is based on the greater of 1) a fixed volatility assumption (100%) and 2) an estimate of current volatility at the time of settlement (the 100-day volatility obtained from the HVT function on Bloomberg), this input could result in a settlement amount that is greater than the settlement amount of a fixed-for-fixed option on the entity’s equity shares. Therefore, the settlement amount is not considered fixed-for-fixed and thus the warrant is not considered indexed to the entity’s own stock under ASC 815-40. As the warrant is not considered indexed to the entity’s own stock, it cannot be equity-classified and is thus classified as a derivative liability.

g)	To reflect the redemption of 2,129,662 shares of MURF common stock redeemed at a redemption price per share of $10.84 for an aggregate redemption price of $23.1 million.

h)	To reflect the automatic redemption of $3.2 million of convertible notes at a 20% discount in accordance with the terms of the 2022 Convertible Loan Note Instrument and 2021 Convertible Loan Note Instrument.

i)	To reflect the recapitalization of Conduit through the Business Combination and the issuance of 65,000,000 shares of New Conduit common stock and the elimination of the accumulated deficit of MURF, the accounting acquiree. As a result of the recapitalization, MURF’s accumulated deficit of $6.1 million and Conduit’s ordinary shares consisting of an immaterial dollar amount (2,000 shares multiplied by par value of £0.0001 is less than $1 thousand) were derecognized. The shares of New Conduit common stock issued in exchange for Conduit’s capital were recorded as an increase to New Conduit common stock of $6 thousand and a decrease to additional paid-in capital of $6.1 million.

j)	To reflect the automatic redemption of $0.5 million of convertible notes issued to a related party at a 20% discount in accordance with the terms of the 2022 Convertible Loan Note Instrument and the 2021 Convertible Loan Note Instrument.

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k)	To reflect the payment of MURF’s and Conduit’s total estimated transaction costs of $18.5 million. Of the total transaction costs, $11.4 million was paid in cash at the closing of the Business Combination. The adjustment reflects estimated advisory, legal, and other professional fees of $12.3 million which are deemed to be direct and incremental costs of the Business Combination, and additional estimated transaction costs of $2.9 million that are not deemed to be direct and incremental to the Business Combination and are not expected to recur, and the payment of transaction costs of $1.9 million that were incurred and expensed in MURF’s and Conduit’s historical financial statements and that are not expected to recur. These expenses were recorded as accrued professional fees of $1.9 million in Conduit’s historical balance sheet. The $12.3 million in total estimated costs that are deemed to be direct and incremental to the Business Combination are recorded as a reduction to additional paid-in capital, and the $2.9 million in estimated costs that are not direct and incremental to the Business Combination are recorded as an increase to accumulated deficit. The total transaction costs are comprised of $11.9 million of Conduit transaction costs recorded as a reduction to additional paid-in capital, $0.2 million of Conduit transaction costs recorded as expense, $5.7 million of Conduit transaction costs recorded as an increase to deferred commission payable, $0.4 million of MURF transaction costs recorded as a reduction to additional paid-in capital, and $2.8 million of MURF transaction costs recorded as expense. The adjustment also increases New Conduit common stock for an immaterial dollar amount (1,300,000 shares multiplied by par value of $0.0001 is less than $1 thousand) as a result of the issuance of 1,300,000 shares of New Conduit common stock to A.G.P. upon the closing of the Business Combination.

l)	To reflect the conversion of the shares of MURF Class A common stock into shares of New Conduit common stock.

m)	To reflect the elimination of accrued excise tax liability and additional paid-in capital of $1.1 million as the excise tax is not due if the Business Combination closes prior to December 31, 2023 and it is expected that the Business Combination will close prior to December 31, 2023.

n)	To reflect the repayment of the note payable to the MURF Sponsor upon closing of the Business Combination in accordance with its terms.

o)	To reflect the release of the investments held in the Trust Account to cash and cash equivalents.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 and the six months ended June 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the elimination of interest income earned on the investments held in the Trust Account.

(b)	Reflects estimated transaction costs for MURF and Conduit for certain accounting, auditing, and other professional fees that are not deemed to be direct and incremental costs of the Business Combination.

(c)	To reflect a loss on extinguishment of convertible notes payable, carried at fair value. The convertible notes are automatically redeemed at a 20% discount in accordance with the terms of the 2021 Convertible Note Loan Instrument and the 2022 Convertible Note Loan instrument as a result of the Business Combination.

(d)	To reflect remeasurement of the derivative warrant liability issued to the Private Placement Investor as if the Transactions had occurred and the warrant was issued on January 1, 2022.

(e)	To reflect stock-based compensation expense for restricted stock units (“RSUs”) that will be granted to a member of management of New Conduit upon the closing of the Business Combination as if the Business Combination had closed and the RSUs had been issued on January 1, 2022. The number of RSUs that will be granted will be equal to 0.10% of the shares of common stock of New Conduit outstanding upon the closing of the Business Combination. The RSUs have not yet been granted. The RSUs will vest in equal annual installments on the first three anniversaries of the closing of the Business Combination.

(f)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based on the number of New Conduit shares outstanding as if the Business Combination had occurred on January 1, 2022.

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Pro Forma weighted-average shares outstanding—basic and diluted is calculated as follows for the year ended December 31, 2022:

Weighted-average shares calculation - basic and diluted	Actual Redemptions
Assume conversion of MURF Class B common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	3,306,250
Assume reclassification of common stock subject to possible redemption to New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	58,066
Assume January 1, 2022 issuance of New Conduit common stock in connection with the closing of the PIPE Financing	2,000,000
Assume January 1, 2022 issuance of New Conduit common stock to A.G.P. as a result of assuming closing of the Business Combination on January 1, 2022	1,300,000
Assume conversion of MURF Class A common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	754,000
Assume January 1, 2022 issuance of New Conduit common stock to Conduit shareholders as a result of assuming closing of the Business Combination on January 1, 2022	65,000,000
Pro forma weighted-average shares outstanding—basic and diluted	72,418,316

Pro Forma weighted-average shares outstanding—basic and diluted is calculated as follows for the six months ended June 30, 2023:

Weighted-average shares calculation - basic and diluted	Actual Redemptions

Assume conversion of MURF Class B common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	3,306,250
Assume reclassification of common stock subject to possible redemption to New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	58,066
Assume January 1, 2022 issuance of New Conduit common stock in connection with the closing of the PIPE Financing	2,000,000
Assume January 1, 2022 issuance of New Conduit common stock to A.G.P. as a result of assuming closing of the Business Combination on January 1, 2022	1,300,000
Assume conversion of MURF Class A common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	754,000
Assume January 1, 2022 issuance of New Conduit common stock to Conduit shareholders as a result of assuming closing of the Business Combination on January 1, 2022	65,000,000
Assume one-third vesting on January 1, 2023 of restricted stock units awarded to a member of New Conduit management as a result of assuming issuance on January 1, 2022 (closing of the Business Combination) of the award which vests in equal annual installments on the first three anniversaries of the closing of the Business Combination	23,473
Pro forma weighted-average shares outstanding—basic and diluted	72,441,789

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The following potentially dilutive instruments were not included in the calculation of weighted-average shares outstanding for the year ended December 31, 2022 as their effects would have been anti-dilutive:

Actual Redemptions
Public Warrants(1)	15,279,000
Private Warrants(2)	754,000
Cizzle option(3)	391,831
Vela Put option(4)	471,895
Unvested restricted stock units(5)	70,418
Total	16,967,144

1)	The Public Warrants consist of 13,225,000 warrants issued to MURF Public Stockholders in connection with MURF’s initial public offering, 2,000,000 warrants were issued in connection with the PIPE Financing, and 54,000 warrants were issued to A.G.P. upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Public Warrants would have resulted in 15,979,000 potentially dilutive shares for the year ended December 31, 2022.

2)	The Private Warrants consist of 709,000 warrants issued to the Sponsor in connection with MURF’s initial public offering and 45,000 warrants originally issued to the MURF Sponsor prior to MURF’s initial public offering, which were transferred to MURF Directors upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Private Warrants would have resulted in 754,000 potentially dilutive shares for the year ended December 31, 2022.

3)	Cizzle PLC holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £3.25 million valued at $10.00 per share at the GBP-to-USD exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 391,831 potentially dilutive shares for the year ended December 31, 2022.

4)	Vela holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £4.0 million valued at a price per share equal to the New Conduit volume-weighted average price per share over the ten business days prior to the date of the notice of exercise of the option, at the exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 471,895 potentially dilutive shares for the year ended December 31, 2022.

5)	Assuming the closing of the Business Combination had occurred on January 1, 2022, a member of management of New Conduit would have been granted RSUs equal to 0.10% of the shares of common stock of New Conduit outstanding as of the closing of the Business Combination. The RSUs have not yet been granted. The RSUs vest in equal annual installments on the first three anniversaries of the closing of the Business Combination. The numbers of shares presented in the table above are calculated based on 75,247,978 shares outstanding immediately upon the Closing of the Business Combination in Scenario 1 and 73,060,250 shares outstanding immediately upon the closing of the Business Combination in Scenario 2. These share amounts are multiplied by 0.10% to arrive at the number of unvested restricted stock units as of December 31, 2022. All of the restricted stock units granted are unvested as of December 31, 2022 because the first of the three equal annual installments of vesting occurs on January 1, 2023. Assuming that New Conduit were in a net income position, the unvested restricted stock units would have resulted in 75,248 and 73,060 potentially dilutive shares for Scenario 1 and Scenario 2, respectively, as of December 31, 2022.

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The following potentially dilutive instruments were not included in the calculation of weighted-average shares outstanding for the six months ended June 30, 2023 as their effects would have been anti-dilutive:

Actual Redemptions

Public Warrants(1)	15,279,000
Private Warrants(2)	754,000
Cizzle option(3)	399,705
Vela option(4)	460,893
March 2023 convertible note issued by Conduit(5)	84,515
Unvested restricted stock units(6)	46,946
Total	17,025,059

1)	The Public Warrants will consist of 13,225,000 warrants issued to MURF Public Stockholders in connection with MURF’s initial public offering, 2,000,000 warrants to be issued in connection with the PIPE Financing, and 54,000 warrants to be issued to A.G.P. upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Public Warrants would have resulted in 15,279,000 potentially dilutive shares for the six months ended June 30, 2023.

2)	The Private Warrants will consist of 709,000 warrants issued to the Sponsor in connection with MURF’s initial public offering and 45,000 warrants originally issued to the MURF Sponsor prior to MURF’s initial public offering that will be transferred to MURF Directors upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Private Warrants would have resulted in 754,000 potentially dilutive shares for the six months ended June 30, 2023.

3)	Cizzle PLC holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £3.25 million valued at $10.00 per share at the GBP-to-USD exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 399,705 potentially dilutive shares for the six months ended June 30, 2023.

4)	Vela holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £4.0 million valued at a price per share equal to the New Conduit volume-weighted average price per share over the ten business days prior to the date of the notice of exercise of the option, at the exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 460,893 potentially dilutive shares for the six months ended June 30, 2023.

5)	A non-related third party holds an option whereby it can redeem the remaining outstanding principal and interest on a convertible note with an original principal balance of $0.8 million for New Conduit common stock at a price of $10.00 per share. Assuming that New Conduit were in a net income position, the option would have resulted in 84,515 potentially dilutive shares for the six months ended June 30, 2023.

6)	Assuming the closing of the Business Combination had occurred on January 1, 2022, a member of management of New Conduit would have been granted restricted stock units equal to 0.10% of the shares of common stock of New Conduit outstanding immediately as of the closing of the Business Combination. The restricted stock units vest in equal annual installments on the first three anniversaries of the closing of the Business Combination. The numbers of shares presented in the table above are calculated based on 70,418,316 shares outstanding immediately upon the Closing of the Business Combination. These share amounts are multiplied by 0.10% to arrive at the total number of restricted stock units assumed granted on January 1, 2022 of 70,418. Two-thirds of the 70,418 remain unvested as of June 30, 2023 because one-third of the units vested on January 1, 2023 (the first anniversary of the assumed closing of the Business Combination on January 1, 2022). Assuming that New Conduit were in a net income position, the unvested restricted stock units would have resulted in 46,946 potentially dilutive shares as of June 30, 2023.

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